SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                   FORM 8-K/A
                                  ------------

                       AMENDMENT NO. 1 TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 28, 1999

                          COMMISSION FILE NUMBER 0-314


                          PULASKI FURNITURE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)

                                   54-0594965
                     (I.R.S. Employer Identification Number)

                        P. O. Box 1371, Pulaski, Virginia
                    (Address of principal executive offices)

                                      24301
                                   (Zip Code)

                                  540-980-7330
                         (Registrant's telephone number)

    By Current Report on Form 8-K, dated February 28, 1999 and filed with the Securities Exchange Commission on March 12, 1999 (the "Original Form 8-K"), Pulaski Furniture Corporation (the "Registrant") reported the acquisition of Dawson Heritage Furniture Company, Inc. ("DHFC"). Item 7 of the Original Form 8-K is hereby amended and restated in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

    Pages F1-F8 contain Audited Financial Statements of Dawson Heritage Furniture Company, Inc., as of and for the year ended December 31, 1998.

(B) PRO FORMA FINANCIAL INFORMATION

    Pages F9-F12 contain Unaudited Pro Forma Condensed Consolidated Financial Information of Pulaski Furniture Corporation and its subsidiaries which reflect the discussed acquisition.

(C) EXHIBITS

     2     Asset Purchase Agreement dated as of February 24, 1999
           (incorporated by reference to Exhibit 2.1 of Registrant's Report on Form 8-K filed March 12, 1999).

    23     Consent of Myers, Baker, Rife and Denham.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 1999
                                            PULASKI FURNITURE CORPORATION

                                            BY: /s/ John G. Wampler, President
                                                --------------------------------

                                INDEX TO EXHIBITS

EXHIBIT NO.           DESCRIPTION

   2 Asset Purchase Agreement dated February 24, 1999, by and among Dawson Furniture Company, Inc., and Dawson Heritage Furniture Company, Inc., James S. Dawson, and Jack E. Dawson.

  23    Consent of Myers, Baker, Rife and Denham.

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Dawson Heritage Furniture Company, Inc.
Webb City, Missouri

    We have audited the accompanying balance sheet of Dawson Heritage Furniture Company, Inc. (a corporation) as of December 31, 1998, and the related statement of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dawson Heritage Furniture Company, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                     Myers, Baker, Rife and Denham
                                     Certified Public Accountants

Webb City, Missouri
January 26, 1999

                     Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                                Balance Sheet
                              December 31, 1998

                                    ASSETS

Current assets
  Cash                                                        $ 3,950,024
  U.S. Treasury notes                                           4,776,239
  Interest receivable                                              64,975
  Trade accounts receivable, less allowance of $117,344         2,983,322
  Due from shareholder                                             16,535
  Inventories                                                   2,580,902
  Deferred taxes                                                  123,000
    Total current assets                                       14,494,997

Property, plant and equipment
  Land                                                            163,717
  Office equipment                                                179,843
  Autos and trucks                                                 48,858
  Manufacturing equipment                                       1,314,132
  Leasehold improvements                                          116,906
  Buildings                                                     1,483,557
    Total                                                       3,307,013
      Less accumulated depreciation                             1,285,002
    Net book value                                              2,022,011

      Total assets                                            $16,517,008

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable, trade                                     $   669,847
  Sales tax payable                                                   529
  Payroll taxes payable                                            39,307
  Income taxes payable                                             11,482
  Accrued expenses                                                566,124
    Total current liabilities                                   1,287,289

Deferred taxes                                                     13,000

Stockholder's equity
  Common stock, $1.00 par value;
    authorized 30,000 shares, issued
    and outstanding shares, 7,500                                   7,500
  Retained earnings                                            15,209,219
    Total stockholder's equity                                 15,216,719

      Total liabilities and stockholder's equity              $16,517,008






See accompanying Notes to Financial Statements.

                    Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                Statement of Operations and Retained Earnings
                     For the year ended December 31, 1998



Net sales                                                     $19,262,726

Cost of goods sold                                             14,594,825

Gross profit                                                    4,667,901

Selling expense                                                   415,517

General and administrative expenses                             1,942,399

Operating income                                                2,309,985

Joint venture distribution of income                             (242,154)

Other income                                                      526,599

Income before income taxes                                      2,594,430

Provision for income taxes                                        934,232


Net income                                                      1,660,198

Retained earnings, beginning of year                           13,549,021

Retained earnings, end of year                                $15,209,219






















See accompanying Notes to Financial Statements.

                    Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                           Statement of Cash Flows
                    For the year ended December 31, 1998


Cash flows from operating activities:

  Net income (loss)                                             $1,660,198
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization                                 169,368
    Provision for deferred income taxes                           (60,000)
    (Gain)loss on asset disposal                                  (21,017)
    Changes in:
      Interest receivable                                         (11,742)
      Accounts receivable, trade                                 (687,877)
      Due from shareholder                                        (16,535)
      Inventories                                                (211,624)
      Accounts payable                                             72,419
      Sales tax payable                                                69
      Payroll taxes payable                                        39,123
      Income taxes payable                                       (602,338)
      Accrued expenses                                            107,320
        Total adjustments                                      (1,222,834)

  Net cash provided by (used in) operating activities             437,364

Cash flows from investing activities:

    Purchase of investments, net                                 (249,850)
    Purchase of property, plant and equipment, net               (319,212)
    Proceeds from sale of equipment                                21,635

  Net cash used in investing activities                          (547,427)

Net increase (decrease) in cash                                  (110,063)

Cash, beginning of year                                         4,060,087

Cash, end of year                                              $3,950,024













See accompanying Notes to Financial Statements.

                     Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                        Notes to Financial Statements
                              December 31, 1998


Note 1 - Summary of Significant Accounting Policies

    This summary of significant accounting policies of Dawson Heritage Furniture Company, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    Nature of operations - The Company manufactures a diverse line of wooden furniture and cabinets in facilities located in Webb City and Carl Junction, Missouri. These products are sold to retailers for nationwide distribution.

    Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

    Investments - Investments consist of U.S. Treasury Notes and are classified as "available for sale". These investments are carried in the financial statements at cost, which approximates fair value.

    Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method and market represents the lower of replacement cost or estimated net realizable value. Inventories consisted of the following:

  Raw materials                                                $  898,187
  Work in process                                                 121,715
  Finished goods                                                1,552,612
                                                               $2,572,514

  Property, Plant and Equipment - Property, plant and equipment are carried at cost. Depreciation of property, plant and equipment is computed by use of accelerated methods based on the following estimated lives:

  Office equipment                                            5-10  years
  Autos and trucks                                             3-7  years
  Manufacturing equipment                                     5-10  years
  Leasehold improvements                                     10-40  years
  Buildings                                                   7-40  years

  When assets are retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in current operations.

   Maintenance and repairs are charged to operations when incurred. Costs of betterments and renewals are capitalized and depreciated over their estimated useful lives.

                     Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                        Notes to Financial Statements
                              December 31, 1998
                                (Continued)

Note 1 - Summary of Significant Accounting Policies (continued)

  Revenue recognition - Revenue from sales is recognized when merchandise is placed with a common carrier for delivery. An allowance is made for anticipated returns against trade receivables.

  Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to the differences between the basis of the Company's assets and liabilities for financial reporting and income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

  Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Any adjust-ments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Note 2 - Income Taxes

  The Company has adopted Statement of Financial Accounting Standards No. 109,
"Accounting for Income Taxes".   A summary of the provision for income taxes
follows:

  Currently payable                                              $994,232
  Deferred (benefit)                                              (60,000)

  Provision for income taxes                                     $934,232

  Net deferred tax assets and liabilities in the accompanying balance sheet include the following components:

  Deferred tax assets - short-term:
    Temporary differences - principally Section
    263A expenses, allowance for doubtful accounts
    and other accrued expenses                                   $123,000

  Deferred tax liabilities - long-term:
    Temporary differences - principally asset
    depreciation and amortization                                 $13,000

                     Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                        Notes to Financial Statements
                              December 31, 1998
                                (Continued)

Note 2 - Income Taxes (continued)

A reconciliation of financial statement income to taxable income follows:

  Income before income taxes                                   $2,586,042
  Book to tax adjustments:
  Accelerated depreciation                                        (36,158)
  Bad debts                                                       117,344
  IRC Sec. 263A Inventory adjustment                               21,624
  Obsolete inventory allowance                                     66,000
  Gain on asset disposal in excess of book                          3,335
  Other adjustments                                                 1,125
  Income subject to Federal and state income tax               $2,759,312

Note 3 - Profit Sharing Retirement Plan

  The Company sponsors a pension and profit sharing plan covering substantially all full-time employees. Contributions are determined by the Company each year, however, contributions can not exceed 15% of each covered employees salary. Contributions totaled $220,060 in 1998.

Note 4 - Accrued Expenses

  Profit sharing payable                                         $220,060
  Sales commissions payable                                        95,000
  Joint venture distribution payable                              242,154
  Other payables                                                    8,910
                                                                 $566,124

Note 5 - Supplemental Disclosures of Cash Flow Information

  Cash paid during the year for income taxes                   $1,596,570

Note 6 - Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.
  a) The Company maintains its cash balances in one financial institution located in Webb City, Missouri. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998, the Company's uninsured cash balances total $4,661,000.
  b) One major customer, J.C. Penney, represents 47% of the Company's sales and approximately 42% of its year-end receivable balance.
  c) Concentration of credit risk with respect to the remaining trade receivables is limited due to the large number of customers comprising the Company's remaining customer base and their dispersion across different geographic locations. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

                     Dawson Heritage Furniture Company, Inc.
                              Webb City, Missouri

                        Notes to Financial Statements
                              December 31, 1998
                                (Continued)

Note 7 - Related Pary Transactions

  The following transactions occurred between the Company and related parties:

  a) The Company rents a facility in Webb City, Missouri, from a shareholder in the amount of $25,000 annually. The lease expires December 31, 2002.
  b) The Company purchased approximately $1,782,115 of inventory from American Midwest Furniture Company in 1998. The Company and American Midwest Furniture Company have a common stockholder. Accounts payable include $401,520 due to American Midwest Furniture Company at December 31, 1998.
  c) The Company transferred company owned vehicles to shareholders in 1998. These vehicles were transferred at estimated trade-in value. An amount of $16,535 was recorded as due from shareholder and a gain on the disposal of these assets in the amount of $15,917 was recorded on the Company's financial statements.

Note 8 - Subsequent Event

  The Company has reached terms of an asset sales agreement with Pulaski Furniture Corporation. The Company will sell substantially all of the assets, except for cash and investments, and liabilities to Pulaski Furniture Corp-oration. This agreement, valued at approximately $14,800,000, is expected to close February 28, 1999.
  Per the agreement, Pulaski and the Company agreed to share the Company's profits from November 1, 1998 through the date of closing. The portion of income due to Pulaski Furniture Corporation at December 31, 1998 is $242,154.
  The Company has entered an agreement to build a 200' x 500' x 14' metallic building on land adjacent to the production facilities for a total price of $826,664.

Note 9 - Year 2000 Issues - Unaudited

  The Company anticipates no issues involving Y2K and no material expenditures are necessary for continuing operations.

  The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using the purchase method of accounting for the Dawson Heritage Furniture Company, Inc. ("DHFC") acquisition, whereby the total cost is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the acquisition date.
For purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, such allocations have been made based uponcurrently available information and management's estimates.

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of DHFC as if the transaction had occurred on January 24, 1999. The Unaudited Pro Forma Condensed Consolidated Financial Statements of Income give effect to the acquisition of DHFC as if the transaction had occurred at the beginning of the periods presented.

  The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended November 1, 1998 is based on the respective audited financial statements for the fiscal year ended November 1, 1998 of the Registrant and the fiscal year ended December 31, 1998 of DHFC.

  The Unaudited Pro Forma Condensed Consolidated Statement of Income for the quarter ended January 24, 1999 is based on the respective unaudited financial statements for the quarter ended January 24, 1999 of the Registrant and the fourth fiscal quarter ended December 31, 1998 of DHFC.

  The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what the results of operations or financial position of the Registrant would actually have been if the acquisition had occurred on such dates or to project the results of operations or financial position of the Registrant for any future date or period.

                PULASKI FURNITURE CORPORATION AND SUBSIDIARIES
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                (in thousands)

                                      1/24/99     12/31/98
                                      Pulaski       DHFC       Adjustments     Pro Forma
                                     --------     --------     -----------     ---------
ASSETS
Current assets
  Cash                               $    182     $  8,726     $  (6,874) a,c  $   2,034
  Accts receivable (net)               32,036        2,983          (804) a       34,215
  Inventories                          39,389        2,581           155  a       42,125
  Prepaid expenses                        462           82                           544
  Other                                   687          123          (123) b          810
                                     --------     --------     ----------      ---------
    Total current assets               72,756       14,495        (7,646)         79,606
Property, plant and
  equipment (net)                      34,718        2,022         2,966  b       39,706
Other                                   2,064            0                         2,064
Goodwill                                    0            0         6,982  b        6,982
                                     --------     --------     ----------      ---------
      Total assets                   $109,538     $ 16,517     $   2,303       $ 128,358
                                     ========     ========     ==========      =========
LIABILITIES AND
  STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable, trade            $  8,171     $    670    $      540  a    $   9,381
  Short-term notes payable              6,000            0                         6,000
  Current portion of long term debt     2,000            0                         2,000
  Wages and commissions                 1,012           95                         1,017
  Payroll taxes payable                   620           39                           659
  Income taxes payable                    663           11                           674
  Other accrued expenses                1,464          472            (7) a        1,929
                                     --------     --------     ----------      ---------
    Total current liabilities          19,930        1,287           533          21,750
Long-term debt                         23,330            0        17,000  a       40,330
Deferred compensation                   2,792            0                         2,792
Deferred income taxes                   3,509           13           (13) b        3,509
                                     --------     --------     ----------      ---------
    Total liabilities                  49,561        1,300        17,520          68,381
Stockholder's equity
  Common stock                          6,964            8            (8) b        6,964
  Restricted stock                       (742)           0                          (742)
  Retained earnings                    53,755       15,209       (15,209) b       53,755
                                     --------     --------     ----------      ---------
    Total stockholder's equity         59,977       15,217       (15,217)         59,977
                                     --------     --------     ----------      ---------
      Total liabilities and
      stockholder's equity           $109,538     $ 16,517     $   2,303       $ 128,358
                                     ========     ========     ==========      =========

a - Reflects impact of the sources and uses of funds related to Pulaski's cash and debt from the financing of the DHFC acquistion.
b - Reflects the estimated allocation of the purchase price for the acquisition of DHFC's identifiable assets and liabilities based upon estimates of their fair value, with the remainder allocated to goodwill.
c - Cash and investments were excluded per the asset purchase agreement.

                PULASKI FURNITURE CORPORATION AND SUBSIDIARIES
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                    For the quarter ended January 24, 1999
                     (in thousands except per share data)

                                      Pulaski       DHFC       Adjustments     Pro Forma
                                     --------     --------     -----------     ---------

Net sales                            $ 40,942     $  6,415     $    (953) a    $  46,404
Cost of sales                          32,997        4,863          (928) a,c     36,931
                                     --------     --------     ----------      ---------
                                        7,945        1,552           (25)          9,473
Selling, general and
  administrative expenses               5,690          674            77  d        6,441
                                     --------     --------     ----------      ---------
                                        2,255          878          (102)          3,032
Other income:
  Interest income                          14          133                           147
  Miscellaneous                           198           20          (242) b          (24)
                                     --------     --------     ----------      ---------
                                          212          153          (242)            123
Other deductions:
  Interest expense                        471            0           237  e          708
  Miscellaneous                             0          242          (242) b            0
                                     --------     --------     ----------      ---------
                                          471          242            (5)            708

Income before income taxes              1,996          789          (338)          2,447
Income taxes                              705          284          (125) g          864
                                     --------     --------     ----------      ---------
Net income                           $  1,291     $    505     $    (213)      $   1,583
                                     ========     ========     ==========      =========

Basic earnings per share                $0.45                                      $0.55
Diluted earnings per share              $0.45                                      $0.55

Weighted average number of
  shares outstanding:
Basic                               2,880,409                                  2,880,409
Diluted                             2,891,096                                  2,891,096

a - Eliminates intercompany sales and cost of sales.
b - Eliminates intercompany joint venture income/expenses.
c - Adjusts for pro forma depreciation based on the fair value adjustment to assets acquired.
d - Records pro forma goodwill amortization expense.
e - Records pro forma interest expense based on $17 million in additional borrowings at 6.06%.
g - Reflects pro forma income taxes assuming an effective rate of 35.3%.

                PULASKI FURNITURE CORPORATION AND SUBSIDIARIES
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                     For the year ended November 1, 1998
                     (in thousands except per share data)

                                      Pulaski       DHFC       Adjustments     Pro Forma
                                     --------     --------     -----------     ---------

Net sales                            $172,360     $ 19,263     $    (953) a    $ 190,669
Cost of sales                         135,342       14,595          (928) a,c    149,008
                                     --------     --------     ----------      ---------
                                       37,018        4,668           (25)         41,661
Selling, general and
  administrative expenses              25,244        2,358           469  d       28,071
                                     --------     --------     ----------      ---------
                                       11,774        2,310          (494)         13,590
Other income:
  Interest income                          56          430                           487
  Miscellaneous                            13           96                           109
                                     --------     --------     ----------      ---------
                                           70          527                           596
Other deductions:
  Interest expense                      1,805            0         1,030  e        2,835
  Miscellaneous                           148          242          (242) b          148
                                     --------     --------     ----------      ---------
                                        1,953          242           788           2,983

Income before income taxes              9,890        2,594        (1,280)         11,204
Income taxes                            3,493          934          (472) g        3,955
                                     --------     --------     ----------      ---------
Net income                           $  6,397     $  1,660     $    (808)      $   7,249
                                     ========     ========     ==========      =========

Basic earnings per share                $2.27                                      $2.57
Diluted earnings per share              $2.25                                      $2.55

Weighted average number of
  shares outstanding:
Basic                               2,819,838                                  2,819,838
Diluted                             2,840,076                                  2,840,076

a - Eliminates intercompany sales and cost of sales.
b - Eliminates intercompany joint venture expenses.
c - Adjusts for pro forma depreciation based on the fair value adjustment to assets acquired.
d - Records pro forma goodwill amortization expense.
e - Records pro forma interest expense based on $17 million in additional borrowings at 6.06%.
g - Reflects pro forma income taxes assuming an effective rate of 35.3%.